Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
   BlackRock Core Bond Trust - High Yield (BHK-HYLD)
   BlackRock Limited Duration Income Trust (BLW)
   BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
   BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY) BlackRock Secured Credit Portfolio (BR-MSB)
   BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
   BlackRock Debt Strategies Fund, Inc. (DSU)
   BlackRock Corporate High Yield Fund, Inc. (HYT)
   MIST BlackRock High Yield Portfolio (MIST-HY)
   AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
   UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:  08-05-2015
Security Type:                  BND/CORP

Issuer                          First Data Corporation (2023)
Selling Underwriter             Merrill Lynch, Pierce, Fenner and
                                Smith Incorporated
Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:
List of Underwriter(s)          Merrill Lynch, Pierce, Fenner and
                                Smith Incorporated, Citigroup Global
                                Markets Inc, Deutsche Bank Securities
                                Inc, Morgan Stanley & Co. LLC, Credit
                                Suisse Securities (USA) LLC, HSBC
                                Securities (USA) Inc, Mizuho
                                Securities USA Inc, PNC Capital
                                Markets LLC, SunTrust Robinson
                                Humphrey, Inc., KKR Capital Markets
                                LLC

Transaction Details

Date of Purchase                                       08-05-2015

Purchase Price/Share                                                Total Commission,
(per share / % of par)                                $    100.00   Spread or Profit            1.00

1. Aggregate Principal Amount Purchased (a+b)                                           $125,000,000

   a.  US Registered Funds
       (Appendix attached with individual Fund/Client purchase)                         $ 65,716,000

Rule 10f-3 Report - Definitions

   b.  Other BlackRock Clients                                                        $   59,284,000

2. Aggregate Principal Amount of Offering                                             $1,210,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25                                                                      0.103305

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering      [Issuer must have 3 years of
                                          continuous operations]
[X]  Eligible Rule 144A Offering          [Issuer must have 3 years of
                                          continuous operations]
[_]  Eligible Municipal Securities
[_]  Eligible Foreign Offering            [Issuer must have 3 years of
                                          continuous operations]
[_]  Government Securities Offering       [Issuer must have 3 years of
                                          continuous operations]

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES    The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES    No affiliated underwriter was a direct or indirect participant in,
[_] NO     or benefited directly or indirectly from, the transaction.

Completed by:   Dipankar Banerjee                          Date:  08-07-2015
                -----------------------------------------         -----------
                Global Syndicate Team Member

Approved by:    Steven DeLaura                             Date:  08-07-2015
                -----------------------------------------         -----------
                Global Syndicate Team Member

Rule 10f-3 Report - Definitions


Definitions

Term                       Definition
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

Term                            Definition
Eligible Municipal Securities   The securities:

                                (a)  are direct obligations of, or
                                     obligations guaranteed as to principal
                                     or interest by, a State or any
                                     political subdivision thereof, or any
                                     agency or instrumentality of a State or
                                     any political subdivision thereof, or
                                     any municipal corporate instrumentality
                                     of one or more States, or any security
                                     which is an industrial development bond
                                     (as defined in section 103(c)(2) of
                                     Title 26) the interest on which is
                                     excludable from gross income under
                                     certain provisions of the Internal
                                     Revenue Code;

                                (b)  are sufficiently liquid that they can
                                     be sold at or near their carrying value
                                     within a reasonably short period of
                                     time; and

                                (c)  either

                                     (1)  are subject to no greater than
                                          moderate credit risk; or

                                     (2)  if the issuer of the municipal
                                          securities, or the entity
                                          supplying the revenues or other
                                          payments from which the issue is
                                          to be paid, has been in continuous
                                          operation for less than three
                                          years, including the operation of
                                          any predecessors, the securities
                                          are subject to a minimal or low
                                          amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a)  the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities
                                     Act of 1933, Rule 144A thereunder, or
                                     Rules 501-508 thereunder;

                                (b)  the securities were sold to persons
                                     that the seller and any person acting
                                     on behalf of the seller reasonably
                                     believe to include qualified
                                     institutional buyers, as defined in
                                     Rule 144A ("QIBs"); and

                                (c)  the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

Term                              Definition
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.